Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-233452) pertaining to the 2016 Stock Incentive Plan, as amended, 2019 Stock Incentive Plan, and 2019 Employee Stock Purchase Plan of Fulcrum Therapeutics, Inc. of our report dated March 5, 2020, with respect to the consolidated financial statements of Fulcrum Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 5, 2020